Exhibit 12

                    AMERICAN GENERAL CORPORATION
      Computation of Ratio of Earnings to Fixed Charges and
           Ratio of Earnings to Combined Fixed Charges
                  and Preferred Stock Dividends
                           (Unaudited)
                         ($ in millions)

                                                           Six Months Ended
                                                               June 30,
                                                          1999           1998
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............. $  961         $  880
  Fixed charges deducted from income
    Interest expense ..................................    371            338
    Implicit interest in rents ........................     12             10
      Total fixed charges deducted from income ........    383            348
        Earnings available for fixed charges........... $1,344         $1,228
  Fixed charges per above ............................. $  383         $  348
  Dividends on preferred stock and securities .........     73             73
    Combined fixed charges and preferred
      stock dividends ................................. $  456         $  421
  Ratio of earnings to fixed charges ..................   3.51           3.53
  Ratio of earnings to combined fixed charges
    and preferred stock dividends .....................   2.95           2.91

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $  961         $  880
    Corporate fixed charges deducted from income -
      corporate interest expense ......................    111            104
        Earnings available for fixed charges ..........  1,072         $  984
    Corporate fixed charges per above ................. $  111         $  104
    Dividends on preferred stock and securities .......     73             73
      Combined corporate fixed charges and
        preferred stock dividends ..................... $  184         $  177
    Ratio of earnings to corporate fixed charges ......   9.66           9.44
    Ratio of earnings to combined corporate
      fixed charges and preferred stock dividends .....   5.82           5.54









                                                                 Exhibit 12
                                                                 (continued)

                   AMERICAN GENERAL CORPORATION
      Computation of Ratio of Earnings to Fixed Charges and
           Ratio of Earnings to Combined Fixed Charges
                  and Preferred Stock Dividends
                           (Unaudited)
                         ($ in millions)

                                                            Six Months Ended
                                                                June 30,
                                                          1999           1998
American General Finance, Inc.:
  Income before income tax expense .................... $  166         $  144
  Fixed charges deducted from income
    Interest expense ..................................    276            246
    Implicit interest in rents ........................      7              6
      Total fixed charges deducted from income ........    283            252
        Earnings available for fixed charges .......... $  449         $  396
  Ratio of earnings to fixed charges ..................   1.59           1.57









                                                                 Exhibit 12
                                                                 (continued)

                      AMERICAN GENERAL CORPORATION
      Computation of Ratio of Earnings to Fixed Charges and
           Ratio of Earnings to Combined Fixed Charges
                  and Preferred Stock Dividends
                           (Unaudited)
                         ($ in millions)

                                                             Quarter Ended
                                                               June 30,
                                                          1999           1998
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............. $  484         $  452
  Fixed charges deducted from income
    Interest expense ..................................    189            166
    Implicit interest in rents ........................      7              5
      Total fixed charges deducted from income ........    196            171
        Earnings available for fixed charges........... $  680         $  623
  Fixed charges per above ............................. $  196         $  171
  Dividends on preferred stock and securities .........     36             36
    Combined fixed charges and preferred
      stock dividends ................................. $  232         $  207
  Ratio of earnings to fixed charges ..................   3.49           3.65
  Ratio of earnings to combined fixed charges
    and preferred stock dividends .....................   2.94           3.00

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $  484         $  452
    Corporate fixed charges deducted from income -
      corporate interest expense ......................     58             50
        Earnings available for fixed charges .......... $  542         $  502
    Corporate fixed charges per above ................. $   58         $   50
    Dividends on preferred stock and securities .......     36             36
      Combined corporate fixed charges and
        preferred stock dividends ..................... $   94         $   86
    Ratio of earnings to corporate fixed charges ......   9.38          10.07
    Ratio of earnings to combined corporate
      fixed charges and preferred stock dividends .....   5.74           5.81









                                                                 Exhibit 12
                                                                 (continued)

                   AMERICAN GENERAL CORPORATION
      Computation of Ratio of Earnings to Fixed Charges and
           Ratio of Earnings to Combined Fixed Charges
                  and Preferred Stock Dividends
                           (Unaudited)
                         ($ in millions)

                                                             Quarter Ended
                                                               June 30,
                                                          1999           1998
American General Finance, Inc.:
  Income before income tax expense .................... $   86         $   73
  Fixed charges deducted from income
    Interest expense ..................................    138            124
    Implicit interest in rents ........................      3              3
      Total fixed charges deducted from income ........    141            127
        Earnings available for fixed charges .......... $  227         $  200
  Ratio of earnings to fixed charges ..................   1.61           1.57